                                                                    Exhibit 4.10

AGREEMENT FOR THE MODIFICATION OF THE PARTICIPATION AGREEMENT

AGREEMENT FOR THE MODIFICATION (THE "AGREEMENT") OF THE PARTICIPATION AGREEMENT DATED JUNE 14 2000 (THE "PARTICIPATION AGREEMENT") WHICH WAS ENTERED INTO BY AND AMONG THE FEDERAL GOVERNMENT OF THE UNITED MEXICAN STATES (THE "FEDERAL GOVERNMENT"), THROUGH THE DEPARTMENT OF COMMUNICATIONS AND TRANSPORTS ("SCT"), NACIONAL FINANCIERA, S.N.C., DIRECCION FIDUCIARIA [TRUST DIVISION] IN ITS CAPACITY AS TRUSTEE UNDER TRUST NUMBER 5111-3 ("NAFIN"), GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V. (THE CONTROLLLING COMPANY), SERVICIOS AEROPORTUARIOS DEL CENTRO NORTE, S.A. DE C.V. (THE SERVICES COMPANY), THE CONCESSION COMPANIES, SERVICIOS DE TECNOLOGIA AEROPORTUARIA, S.A. DE C.V (FORMERLY KNOWN AS OPERADORA MEXICANA DE AEROPUERTOS S.A. DE C.V. (THE STRATEGIC PARTNER), CONSTRUCTORAS ICA, S.A. DE C.V. (CURRENTLY AEROINVEST, S.A. DE C.V. ("AEROINVEST")) AND AEROPORTS DE PARIS ("ADP") WITH THE ATTESTATION OF BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C. DIVISION FIDUCIARIA [TRUST DIVISION] (THE TRUSTEE), ENTERED INTO BY AND AMONG THE FEDERAL GOVERNMENT THROUGH S.C.T., REPRESENTED BY AARON DYCHTER POLTOLAREK, NAFIN REPRESENTED BY RICARDO RANGEL FERNANDEZ MACGREGOR, THE CONTROLLING COMPANY REPRESENTED BY RUBEN LOPEZ BARRERA, THE SERVICES COMPANY REPRESENTED BY RUBEN LOPEZ BARRERA, THE STRATEGIC PARTER REPRESENTED BY LUIS ZARATE ROCHA, THE TRUSTEE REPRESENTED BY CARLOS FLORES SALINAS, AEROINVEST REPRESENTED BY ALONSO QUINTANA KAWAGE, ADP REPRESENTED BY NICOLAS CLAUDE, AND THE CONCESSION COMPANIES, REPRESENTED BY RUBEN LOPEZ BARRERA, AND EMPRESAS ICA, S.A. DE C.V. (HEREINAFTER "EMICA") REPRESENTED BY JOSE LUIS GUERRERO ALVAREZ PURSUANT TO THE FOLLOWING DEFINITIONS, BACKGROUND, REPRESENTATIONS AND CLAUSES:

                                   DEFINITIONS

The terms with capital initial defined and used in the Agreement shall have the meaning attributed to them hereunder, or in the absence thereof, in the Participation Agreement.

                                   BACKGROUND

      1. That on June 14 2000 the Participation Agreement was executed with the purpose of establishing the rights and obligations between the Strategic Partner and the Federal Government, Nafin, the Trustee and Grupo Aeroportuario, by virtue of the Bidding Process and the selection of the Strategic Partner in the management of the Assigned Airports under the General Guidelines for the Opening to Investment of the Mexican Airport System and the relevant invitation to bid.

      2. On June 14 2005, (i) according to that set forth in Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Purchase Notification, expressing in such document its intent to exercise the option for the purchase of the Additional Shares under the terms of Section 3.4 of the Participation Agreement (the "Purchase Option") subject to the conditions set forth in such Purchase Notice; and (ii) on grounds of that provided for in Section
            10.6 of the Participation Agreement, the Strategic Partner requested authorization to assign in favor of Aeroinvest all the rights and obligations relating to the Purchase Option and the Additional Shares.

      3. The Strategic Partner and Aeroinvest have requested SCT the modification of Section 3.4.4 of the Participation Agreement, so that Aeroinvest may pay the price of the Additional Shares in the form that Nafin instructs in writing, no later than on December 30 2005, consequently deleting the 60 (sixty) day-term originally agreed. Further, SCT has expressed that it does not oppose to the aforementioned modification.

      4. According to official communication number 4.612 dated December 21st 2005, SCT authorized the assignment by the Strategic Partner in favor or Aeroinvest of all the rights and obligations relating the Purchase Option, according to that set forth in Section 10.6 of the Participation Agreement, releasing the Strategic Partner of the obligations relating to the acquisition of the Additional Shares, including the payment of the price of the same, provided that the other obligations on SETA derived from the Transaction Documents and the Participation Agreement, including the cooperation obligation referred to in Section 2.3 and the obligations referred to in
            Section 3.4.5 of the Participation Agreement, remain in full force and effect.

      5. On December 21 2005, by means of the shareholders meeting of the Controlling Company, it was authorized the assignment by the Strategic Partner in favor of Aeroinvest of all the rights and obligations relating the Purchase Option, according to that set forth in section 10.6 of the Participation Agreement mentioned before, releasing the Strategic Partner from the obligations regarding the acquisition of the Additional Shares, including the payment of the price for the same, provided however that the remaining obligations on SETA derived from the Transaction Documents and of the Participation Agreement including the cooperation obligation referred to by Section 2.3 and the obligations referred to by Section 3.4.5 of the Participation Agreement remain in full force and effect.

      6. On December 21 2005, Nafin, in attention to the instructions received by means of official communications numbers 4.613 and 4.614 dated December 21 2005 of the SCT, notified the authorization of SCT in terms of such official communications in regard to the assignment by the Strategic Partner in favor of Aeroinvest of all the rights and obligations relating the Purchase Option, releasing the Strategic Partner of the obligations relating the acquisition of the Additional Shares, including the payment of the price of the same, provided the other obligations on SETA derived from the Transaction Documents of the Participation Agreement, including the cooperation obligation referred to by Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation

            Agreement, remain in full force and effect. A copy of the agreement for the assignment of rights and obligations as amended is attached hereto as Exhibit "A".

      7. Aeroinvest has notified SCT in writing the acquisition of 36% of the Shares of the Controlling Company, according to that set forth in article 23 of the Airports Law. Furthermore, by means of official communication 10/1144 dated December 21st 2005, SCT has expressed that it does not have any objection whatsoever in connection with the aforementioned acquisition.

      8. By means of resolution dated December 13 2005, the Restructuring Committee of the Mexican Airport System, took note and gave its favorable opinion to file before Comision Intersecretarial de Desincorporacion [The Inter-department De-incorporation Commission] the Note "Report on the Exercise of the Purchase Option of 36% of the Shares representing the Capital Stock of Grupo Aeroportuario del Centro Norte, S.A. de C.V. by Aeroinvest, S.A. de C.V., Mexican partner of such group".

      9. By means of resolution dated December 20 2005, the Inter-department De-incorporation Commission created on April 7 1995 by executive order published in the Official Gazette of the Federation, took note of the report referred to by paragraph 8 above.

      10.   On December 20 2005, and according to that set forth in Section
            10.2.2 of the Participation Agreement, a meeting of the Board of Directors of the Controlling Company was held, which approved the execution of this Agreement.

      11. On this same date, Nafin in its capacity as seller and Aeroinvest as purchaser, entered into a Purchase and Sale Agreement in regard to the Additional Shares (the "Purchase and Sale Agreement") subject to the condition precedent of executing this Agreement and the other documents referred to in section 5 of the Purchase and Sale Agreement.

                                 REPRESENTATIONS

I. The Federal Government by means of SCT through its legal representative represents that:

      1. It recognizes to have executed the Participation Agreement on June 14 2000.

      2. It has full knowledge of the Purchase Notice presented by the Strategic Partner to Nafin and it recognized the need of modifying the Participation Agreement, in order to delete the individual participation limits of the Controlling Company in terms of that set forth in Section 3.4.3 of the same.

      3. By means of official authorization number 4.612 dated December 21 2005, issued by SCT, copy of which is attached hereto as Exhibit "B", it was authorized in terms of Section 10.6 of the Participation Agreement, the assignment by the Strategic Partner in favor of Aeroinvest, of the rights and obligations derived from the Purchase Option releasing the Strategic Partner from the obligations relating to the Additional Shares, including the payment of the price of the same, provided that the other obligations on SETA that are derived from the Transaction Documents and Participation Agreement, including the cooperation obligation referred to in Section 2.3 and the obligations referred to in
            Section 3.4.5 of the Participation Agreement, remain in full force and effect.

      4. Its representative, in its capacity as Deputy Minister for Transportation, has sufficient capacity to enter into this Agreement according to article 6 of Section IX of the Internal Regulations of SCT.

      II.   Nafin represents through its representative that:

      1. It is a national credit and development-banking institution, organized under the Credit Institutions Law and its own Organic Law, and has legal capacity and patrimony of its own and that in terms of the latter is authorized to enter into this Agreement for the purposes herein established.

      2. On June 14 2005, (i) according to that set forth in Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Purchase Notice, expressing in such document its intent to exercise the Purchase Option, releasing the Strategic Partner from the obligations related to the acquisition of the Additional Shares and (ii) and on grounds of the provisions of Section 10.6 of the Participation Agreement, the Strategic Partner requested the authorization to assign in favor of Aeroinvest all the rights and obligations related to the Purchase Option and release the Strategic Partner from the obligations regarding the acquisition of the Additional Shares, including the payment of the price of the same, provided that the other obligations on SETA derived from the Transaction Documents and the Participation Agreement, including the obligation of cooperation referred to by Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

      3. By virtue of the provisions of representation II.2 above, it acknowledges the convenience of modifying the Participation Agreement, among other things, to eliminate the limitations to individual participation of the Controlling Company in terms of that provided in Section 3.4.3 of the same.

      4. That its representative is duly authorized to enter into this Purchase and Sale Agreement on its behalf (sic) as it appears in public deed number 101,352 granted on July 10 2003, before attorney Jose Angel Villalobos Magana, Notary Public number 9 of the Federal District and registered with the Public Registry of Commerce of the Federal District, under commercial folio number 1275 dated July 16 2003.

      5. It has received the necessary instructions to enter into this Agreement, in terms of the Trust Agreement number 5111-3 executed on June 14 2000 ("The Nafin Trust Agreement").

      III.  The Controlling Company, through its representative represents that:

      1. It is a commercial company duly organized and constituted under the Mexican Laws, as it appears in public deed number 44,355 of may 28 1998, granted before attorney Emiliano Zubiria Maqueo, Notary Public Number 25 of the Federal District, which first certified copy was registered on June 25 1998 in the Public Registry of Commerce of the Federal District, under folio number 238749.

      2. It acknowledges to have entered on June 14 2000 into the Participation Agreement.

      3. It has full knowledge of the Purchase Notice presented by the Strategic Partner to Nafin and it acknowledges the need to modify the Participation Agreement, among other things, in order to eliminate the individual participation limits of the Controlling Company in terms of that provided for in Section 3.4.3 of the same.

      4. By means of the Extraordinary and Ordinary Shareholders Meeting Dated December 21st 2005, the shareholders of the Controlling Company authorized in terms of Section 10.6 of the Participation Agreement, the assignment by the Strategic Partner in favor of Aeroinvest, of the rights and obligations derived from the exercise of the Purchase Option referred to by Recital 2 (ii) of this Agreement, releasing the Strategic Partner from the obligations related to the acquisition of Additional Shares, including the payment of the price of the same, provided that the other obligations on SETA derived from the Transaction Documents and the Participation Agreement, including the cooperation obligation referred to by Section 2.3 and the obligations referred to in
            Section 3.4.5 of the Participation Agreement, shall remain in full force and effect.

      5. With the execution, compliance and enforcement of this Agreement, it does not fail to comply with: (i) any laws or regulations or (ii) its by-laws or any contract, agreement or covenant to which it is a party, or else, it shall not result in the early termination of its binding obligations or in the imposition of restrictions or limitations to the investments that Grupo Aeroportuario is bound to or intents to make pursuant to the Development Master Program referred to by article 38 of the Airports Law or the annual business plan of the Controlling Company.

      6. It has carried out or filed all the notifications and notices and has obtained all the authorizations and exemptions, including those pertaining to by-laws, that are necessary for the execution, compliance and enforcement of this Agreement and the acts established in the same.

      7. That its legal representative has sufficient powers and authorities to enter into this Agreement, as it appears in public deed number 10,485, granted on February 6 2003, before Attorney Jesus Salazar Venegas, Notary number 63 of Monterrey, Nuevo Leon, which first certified copy was registered on January 27 2004 in the Public Registry of Commerce of Monterrey, Nuevo Leon under folio number 238749.

      IV. Each and every one of the Concession Companies represent that they were incorporated as it was declared in the Participation Agreement and that their legal representative has sufficient powers and authority to enter into this Agreement.

V.    The Services Company represents through its legal representative, that:

   1. It is a commercial company duly organized and existing under the laws of Mexico, as it appears in public deed number 44,356 granted on May 28 1998 before Attorney Emiliano Zubiria Maqueo, Notary Public Number 25 of the Federal District, which first certified copy was registered on June 25 1998 with the Public Registry of Commerce of the Federal District under commercial folio number 238750.

   2. It acknowledges to have executed the Participation Agreement on June 14 2000.

   3. It has full knowledge of the Purchase Notice presented by the Strategic Partner to Nafin and recognizes the need to modify the Participation Agreement, among other things, in order to delete the individual participation limits of the Controlling Company in terms of that established in Section 3.4.3 of the same.

   4. With the execution, compliance and enforcement of this Agreement, it does not violate or fail to comply with: (i) any law, regulation or legal provision whatsoever or (ii) its by-laws or any contract, agreement or covenant to which it is a party, or else it shall not result in the early termination of its binding obligations or in the imposition of restrictions or limitations to the investments that Grupo Aeroportuario is bound to or wishes to make under the Development Master program referred to by Article 38 of the Airports Law or the annual business plan of the Controlling Company.

   5. It has carried out or filed all the notifications and notices and has obtained all the authorizations and exemptions, including those pertaining to by-laws, which result to be necessary for the execution, compliance and enforcement of this Agreement and the acts set forth herein.

   6. Its legal representative has sufficient powers and authority to enter into this Agreement pursuant to public deed number 10,486 granted on February 6 2003 before Attorney Jesus Salazar Venegas, Notary Public number 63 of the Federal District.

VI. The Strategic Partner, through its legal representative, represents that:

   1. It is a Mexican Company duly organized and existing under the Laws of Mexico, by means of public deed number 79,502 date June 9, 2000, granted before Attorney Armando Galvez Perez Aragon, Notary Public number 103 of the Federal District, which first certified copy was registered on October 13 2000 in the Public Registry of Commerce of the Federal District under folio number 26,7940.

   2.    It acknowledges to have entered on June 14 2000 the Participation
         Agreement.

   3. On June 14 2005, (i) according to that set forth in Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Purchase Notice, expressing in such document its intent to exercise the Purchase Option, subject to the conditions set forth in such Purchase Notice; and (ii) on grounds of the provision of Section 10.6 of the Participation Agreement, the Strategic Partner requested the authorization to assign in favor of Aeroinvest all the rights and obligations related to the Purchase Option, releasing the Strategic Partner from the obligations regarding the acquisition of the Additional Shares, including the payment of the price of the same, provided that the other obligations on SETA derived from the Transaction Documents and the Participation Agreement, including the obligation of cooperation referred to by Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect. Such Purchase Notice is attached hereto as Exhibit "C".

   4. It recognizes the need to modify the Participation Agreement, among other things, in order to delete the individual participation limits of the Controlling Company in terms of that established in Section 3.4.3 of the same.

   5. With the execution, compliance and enforcement of this Agreement, it does not violate or fail to comply with: (i) any law, regulation or legal provision whatsoever or (ii) its by-laws or any contract, agreement or covenant to which it is a party, or else it shall not result in the early termination of its binding obligations or in the imposition of restrictions or limitations to the investments that Grupo Aeroportuario is bound to or wishes to make under the Development Master Program referred to by Article 38 of the Airports Law or the annual business plan of the Controlling Company.

   6. It has carried out or filed all the notifications and notices and has obtained all the authorizations and exemptions, including those pertaining to by-laws, which result to be necessary for the execution, compliance and enforcement of this Agreement and the acts set forth herein.

   7. Its legal representative has sufficient powers and authority to enter into this Agreement pursuant to public deed number 991 dated December 20 2005, granted before Notary Public number 29 of Monterrey Nuevo Leon.

VII. The Partners of the Strategic Partner, through their legal representatives represent that:

   1. Each one of them recognizes the need to modify the Participation Agreement, among other things, in order to delete the limitations to individual participation of the Controlling Company in terms of that provided for in Section 3.4.3 of the same.

   2. On September 14 2005, Vinci y Controladora de Operaciones de Infraestructura, S.A. de C.V. ("COINSA") entered into a Purchase and Sale

         Agreement of the shares representing the capital stock of the Strategic Partner, held by Vinci, to be subsequently acquired by Aeroinvest. On the same date, such shares were acquired by Aeroinvest.

   3. On November 1st 2005, Aeroinvest notified SCT the transfer of the shares representing the capital stock of Aeroinvest owned by Compania Empresarial Andrea-J, S.A. de C.V., ("CEA-J") in favor of COINSA and one share in favor or Constructoras ICA, S.A. de C.V.

   4. On 21.12.05, the SCT authorized the transfer of the shares representing the capital stock of Aeroinvest held by CEA-J in favor of COINSA and one share in favor of Constructoras ICA, S.A. de C.V.

   5. With the execution, compliance and enforcement of this Agreement, it does not violate or fail to comply with: (i) any law, regulation or legal provision whatsoever or (ii) its by-laws or any contract, agreement or covenant to which it is a party, or else it shall not result in the early termination of its binding obligations or in the imposition of restrictions or limitations to the investments that Grupo Aeroportuario is bound to or wishes to make under the Development Master Program referred to by Article 38 of the Airports Law or the annual business plan of the Controlling Company.

   6. It has carried out or filed all the notifications and notices and has obtained all the authorizations and exemptions, including those pertaining to by-laws, which result to be necessary for the execution, compliance and enforcement of this Agreement and the acts set forth herein.

   7. Their legal representatives have sufficient powers and authority to enter into this Agreement and that such powers have not been revoked or restricted in any manner whatsoever as it appears in:

   (a) public deed number 69, 898 dated July 25 2003, granted before Attorney Jorge Alfredo Dominguez Martinez, Notary Public no. 140 of the Federal District, registered with the Public Registry of Commerce of the Federal District on September 20 2003 under commercial folio number 309414, containing the power of attorney of the legal representative of Aeroinvest; and

   (b) Public deed number 112,480 dated December 20 2005, granted before attorney Cecilio Gonzalez Marquez, Notary Public no. 151 of the Federal District, which contains the power of attorney of the legal representative of ADP.

VIII. The Trustee represents, through its legal representative, that:

   1. In terms of its Organic Law it is authorized to carry out the trust operations according to its by-laws and the Law of Credit Institutions.

   2. That it attends to the execution of this Agreement, in order to learn the scope of its obligations as Trustee under the Participation Agreement and to express its agreement to the same.

   3. That its representative is duly authorized to subscribe this Agreement in its name, as it appears in public deed number 32,541, granted on January 14 1997, before Attorney Maximinio Garcia Cueto, Notary Public no. 14 of the Federal District, same that is duly registered in the Public Registry of Property of the Federal District.

IX.   EMICA represents through its legal representative, that:

   1. That it is a corporation duly organized and validly existing under the Laws of Mexico by means of public deed number 97,751 of June 1st 1979, granted before Attorney Jesus Castro Figueroa, Notary Public no. 38 of the Federal District, registered with the Public Registry of Commerce of the Federal District under commercial folio 8723, and that it has sufficient powers and authority according to its by-laws to enter into this Agreement.

   2. That its legal representative, Mr. Jose Luis Guerrero Alvarez, has sufficient powers and authority to enter into this Agreement, same that have not been modified or revoked in any manner whatsoever.

   3. It is its intent to enter into this Agreement, among other things, to become a joint-and-several obligor of Aeroinvest, with respect to all the obligations on Aeroinvest derived from the acquisition of the Additional Shares, including the obligations set forth under the Participation Agreement and the Transaction Documents.

   4. It knows the terms and scope of the Participation Agreement and the Transaction Documents.

   5. That it acknowledges that, once that the Additional Shares have been acquired, Aeroinvest shall also undertake the rights and obligations that correspond to the Strategic Partner pursuant to the Transaction Documents and the Participation Agreement, expressly including all the obligations foreseen in Sections 2.3 and 3.4.5 of the Participation Agreement.

   6. That with the execution, compliance and enforcement of this Agreement, it does not violate or infringes: (i) any law, regulation or legal provision whatsoever or (ii) its by-laws or any contract, agreement or covenant to which it is a party, or else it shall not result in the early termination of its binding obligations.

   7. It has carried out or filed all the notifications and notices and has obtained all the authorizations and exemptions, including those pertaining to by-laws, which result to be necessary for the execution, compliance and enforcement of this Agreement and the acts set forth herein.

Based on the aforementioned representations and warranties, the Parties to this Agreement agree to modify the Participation Agreement according to the following:

                                     CLAUSES

FIRST. In terms of Sections 3.4.3 and 10.2.2 of the Participation Agreement, the parties agree, through the execution of this Agreement, to delete Section 2.5 of the Participation Agreement titled Participation Limits, as well as any references to such section whether in the Participation Agreement, the Transaction Documents or in any other documents.

SECOND. In terms of Sections 3.4.6 of the Participation Agreement and 6.2.6 of the Shareholders' Agreement and having complied with that provided by Section
10.2.2. of the same Participation Agreement, the parties agree to modify Section
2.7 of the Participation Agreement itself in order to be worded in the following manner:

      "2.7 Contribution to the Trust. In order to guarantee (i) the negative covenants foreseen in Section 2.4 above, and (ii) the obligations foreseen in the Technical Assistance Agreement, the Strategic Partner, the Controlling Company and the Trustee, agree to enter into the Trust Agreement, in which the Trustee shall act as such, the Strategic Partner shall act as settlor and first place beneficiary and the Controlling Company shall act as second place beneficiary. By virtue of such Trust Agreement, the Strategic Partner shall transfer to the Trustee the Shares Package so that they [the shares] are kept in the Trust. In like manner, the obligation shall be established for the Strategic Partner to transfer to the Trust the Optional Shares that it may eventually acquire".

THIRD. By virtue of Clause First and Second above, as of the execution of this Agreement, in regard to the acquisition of shares representing of the capital stock of the Controlling Company carried out by Aeroinvest, the rights, obligations, conditions and/or restrictions contemplated by or derived from
Section 2.5 of the Participation Agreement shall not be applicable to the parties nor shall they have any validity whatsoever.

FOURTH. After having complied with the provisions of Section 10.2.2 of the Participation Agreement, the parties agree to modify Section 3.4.4 of the Participation Agreement to be worded in the following manner:

      "3.4.4. In the event that the Strategic Partner has filed a Purchase Notice to Nafin, the Strategic Partner or the authorized assignee of the rights and obligations derived from such Purchase Notice (in which case the Strategic Partner shall not have any obligation in such regard whatsoever) shall pay the price in favor of Nafin in dollars, currency of the United States of America, or in pesos at the exchange rate of the date of the payment as published by Banco de Mexico in the Official Daily of the Federation, in immediately available funds, in the form Nafin instructs in writing".

FIFTH. The parties acknowledge and ratify, in whatever may refer to each one of them in the documents or acts to which they are parties, that on the date of execution of this Agreement, the following acts have taken place or have been executed by them:

      1. An extraordinary and ordinary shareholders' meeting of the Controlling Company which resolved on (i) the amendment of the by-laws of the Controlling Company to be worded in the form attached as Exhibit D of this Agreement; (ii) a dividends policy to be followed by the Controlling Company as of the closing date under the Agreement for the Purchase and Sale of the Additional Shares (the "Closing Date"); (iii) the modification to the composition of the Board of Directors of the Controlling Company as of the Closing Date under the Purchase and Sale Agreement; and (iv) the conversion of the Series "A" shares of the capital stock of the Controlling Company into Series "B" shares, among other things.

      2.    An Agreement for the Termination of the Shareholders' Agreement;

      3.    An Agreement to modify the Trust Agreement, in terms of Section
            3.4.6 of the Participation Agreement; and

      4.    An Agreement for the Purchase and Sale of the Additional Shares.

SIXTH. The assignment of the rights and obligations derived from the Purchase Option or the execution of this Agreement do not release the Strategic Partner in any manner whatsoever from the compliance of its obligations under the Transaction Documents and the Participation Agreement and, in an express manner, those derived from Sections 2.3, 3.4.5 (as long as these refer to the obligation of cooperating with Nafin in the public offer or offers or other kind of placement among the public investor of its Shares, even when Nafin keeps the ownership of 49% or less of the shares representing the capital stock of the Controlling Company) and 10.3 of the Participation Agreement; provided that the Strategic Partner does not undertake any obligation whatsoever related to the Purchase Option or the payment of the Price of the Additional Shares. Accordingly, Aeroinvest also undertakes the obligations corresponding to the Strategic Partner according to the Transaction Documents and the Participation Agreement and which, are its responsibility derived from the acquisition of the Additional Shares, and in an express manner, those derived from the Sections 2.3 and 3.4.5 of the Participation Agreement (even if Nafin keeps the ownership of 49% or less of the shares representing the capital stock of the Controlling Company).

Aeroinvest grants and undertakes, as if it were the Strategic Partner, in regard to itself, the representations and warranties given and undertaken by the Strategic Partner according to Sections 2.9, 5.2. 5.3. 5.4, 5.5, 5.6 and 5.9 of the Participation Agreement. The representations and warranties mentioned before are the determinant reason of Nafin's and SCT's will for the celebration and compliance of this Agreement and the acts set forth herein.

In the event that a public offer of Shares or other instruments issued on the Shares is made in Mexico or abroad, or other type of placing that requires the registration in whole or in part of the Shares or of such instruments in the National Registry of Securities of the National Banking and Securities Commission or any other equivalent or substitute registry, the Strategic Partner, Aeroinvest and Nafin shall carry out all the necessary actions to amend the by-laws of the Controlling Company to be worded essentially in terms of Exhibit "D" of this Agreement, and if appropriate, to adapt them to any legal or administrative provisions that result to be applicable in order to be able to carry out any of the aforementioned offers.

The parties agree that, at all times, even when Nafin ceases to be shareholder of the Controlling Company, the Strategic Partner and Aeroinvest shall require the written consent of the Federal Government, through SCT, to contract liabilities or to enter into any type of agreement, by means of which limitations are imposed to the Controlling Company, the Services Company or any of the Concession Companies, to carry out any additional investments to those foreseen in the Development Master Program (as such term is defined in the Technical Assistance Agreement), business plans or other programs or plans that result to be applicable or have been approved in regard to the Controlling Company, the Services Company and/or the Concession Companies.

Furthermore, the parties agree that in the event that Aeroinvest intends to transfer under any legal title whatsoever, the Additional Shares it acquires under the Agreement for the Purchase and Sale of such Additional Shares, in addition to the authorizations and consents that are requested and prior to such transfer, the acquiring party of any of the Additional Shares shall subscribe the agreements and documents that are necessary to undertake its terms and the obligations on Aeroinvest provided in Sections 2.3 and 3.4.5 of the Participation Agreement, including the amendments thereto.

SEVENTH. Except for the modifications to the Participation Agreement that are set forth in this Agreement, the Participation Agreement is hereby ratified in all its terms; therefore, all the provisions of the Participation Agreement that are not modified by means of this Agreement shall continue having the same validity and effects with which they were worded in the Participation Agreement. The parties acknowledge that the modifications set forth in this Agreement do not constitute a novation to the Participation Agreement.

EIGHTH. Nafin, the Strategic Partner and Aeroinvest upon the acquisition of the Additional Shares, in their capacity as shareholders of the Controlling Company, agree and shall carry out all the actions that are necessary to:

      (i) Instruct the Board of Directors of the latter, to carry out through an external consultant of recognized prestige of its choice, an analysis for the determination of the best alternative, from the tax and operational point of view, to attain an efficient distribution of dividends of the Controlling Company, that complies with the policy fixed by the Shareholders' Meeting referred to by Section
            (ii) of numeral 1 of Clause fifth of this Agreement and Section 7 of the Shareholders Agreement, in order that the same analysis is approved, within 120 (one hundred and twenty) calendar days following the date of the aforementioned shareholders meeting, by the Board of Directors of the Controlling Company, and thereafter to be submitted to the consideration of the Shareholders' Meeting of the Controlling Company;

      (ii) To create (i) a reserve fund (the "Reserve Fund") of the Controlling Company through one single initial contribution in an amount equal to or greater than US$1,000,000.00 (one million U.S. Dollars

            00/100), in order to have funds to carry out the investments contemplated in the Development Master Program referred to by
            Article 38 of the Airports Law or in the annual business plan of the Controlling Company and (ii) an Extraordinary Investment Committee which shall be comprised of 3 (three) members, from which 2 (two) of them shall be appointed by Nafin and 1 (one) by the Strategic Partner. The Extraordinary Investment Committee shall be the only organ authorized to determine the destination and application of the resources of the reserve Fund. Such Committee may be called by any of its members at least 3 (three) business days in advance. The Committee may also adopt the resolutions outside a meeting, provided they are ratified by all its members. In order for a meeting to be duly convened, at least 2 (two) of its members may be present and, subject to that provided for in the following paragraph, its decisions shall be adopted by a simple majority, provided that the Chairman shall have a tie-breaking vote.

In the event that the totality or part of the resources maintained in the Reserve Fund had been disposed of, the favorable vote of the totality of the members of the Extraordinary Investments Committee shall be required in order to make new contributions to such Reserve Fund.

Notwithstanding the above, the resources maintained by the Controlling Company in the Reserve Fund shall only be disposed of by the Extraordinary Investments Committee once that each and every remedy set forth in the Development Master Program and the annual business plan of the Controlling Company have been exhausted or in the event that, there are funds according to such plans, these are not applied to the corresponding extraordinary investments.

The Reserve Fund Shall only be kept by the Controlling Company, as long as Nafin participates in the Controlling Company, whether directly or indirectly, at least in 49% (forty nine percent) of the capital stock. Consequently, once that Nafin participates in the Controlling Company with a percentage lower than 49% (forty nine percent) of the capital stock of the same, such Reserve Fund shall be absorbed by the Controlling Company and the Extraordinary Investments Committee shall cease in its duties.

(iii) As long as the shares of the Controlling Company are not listed in any stock exchange and provided that Nafin participates in the Controlling Company, whether directly or indirectly, with at least 49% (forty nine percent) of the capital stock, the favorable vote of at least 60% (sixty percent) of the capital stock of the Controlling Company shall be required for the contracting or undertaking, whether directly or indirectly, of any debt, liabilities or commitments of the Controlling Company to or resulting in, or which purpose may be to carry out any type of allocation, whether in cash or kind, to the shareholders of the Controlling Company, including without limitation, any decreases to the capital stock through the reimbursement, redemption of shares, payment of liquidation quotas or payment of dividends.

NINTH. EMICA agrees to constitute itself as joint-and-several obligor as to each and every obligations of Aeroinvest derived from the acquisition of Additional Shares by virtue of this Agreement, including without limitation, the obligations set forth under the Participation Agreement and the Transaction Documents.

Further, EMICA hereby undertakes the obligation of carrying out each and every action and adopting any agreement that result convenient or necessary for the faithful compliance by Aeroinvest of each and every one of its obligations derived from the loan agreement (the "Loan Agreement") dated December 14 2005, in the amount of US$125,000,000.00 (one hundred and twenty five million U.S. Dollars) entered, among others, by Aeroinvest as borrower and WestLB AG, New York Branch as lender and administrative Agent, including the direct compliance of the same, so that Aeroinvest keeps the ownership of the Additional Shares and the corporate rights corresponding to the same. For such purposes, in the same date of the Loan Agreement, EMICA becomes joint-and-several obligor with respect to the obligations of Aeroinvest under the Loan Agreement, by means of the guarantee subscribed between EMICA and WestLB AG New York Branch (Guarantee) dated December 14 2005, same obligation that shall remain in full force during the effectiveness of the Loan Agreement or any other loan substituting the Loan Agreement.

The parties agree that (A) while Aeroinvest is the owner, whether directly or indirectly of the Additional Shares, Aeroinvest shall exercise the voting right of the same, provided that it may agree to vote the same in the same manner than those held by the Strategic Shareholder; (B) in the event that the Additional Shares are transferred to a trust, Aeroinvest as fiduciary or beneficiary of the Additional Shares under the same or under any similar instrument, as long as the relevant trustee has not received a notice of default in terms of the corresponding trust agreement, Aeroinvest shall instruct the trustee of the relevant trust on the form of exercising the voting right of the Additional Shares, in the understanding that it may instruct the trust to vote such Additional Shares in the same manner than the Shares held by the Strategic Partner; and (C) in the event that the Additional Shares are kept in a trust according to paragraph B above, and a notice of default has been received in terms of the relevant trust agreement, the corresponding beneficiary shall instruct the trustee to vote the Additional Shares, in the understanding that such shares should always be voted in the same manner as the Shares held by the Strategic Partner, provided however that the compliance of the obligations guaranteed under the Credit Agreement is not affected or the capacity of Aeroinvest to comply with its obligations under the Loan Agreement is not limited in any manner whatsoever.

TENTH. This Agreement shall be ruled and enforced according to the federal laws of the United Mexican States and the parties, expressly and irrevocably, submit themselves to the jurisdiction of the competent courts of Mexico City, Federal District, United Mexican States, expressly waiving to any other jurisdiction that may correspond to them by reason of their present or future domiciles or by any other concepts.

According to the above, and being the parties aware of the validity and legal scope of this Agreement, they sign it on the 21st day of the month of December 2005.

              [the rest of the page is intentionally left in blank]

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

                Nacional Financiera, Sociedad Nacional de Credito
                                 Trust Division

                              (illegible signature)
                          --------------------------------
                      By: Ricardo Rangel Fernandez McGregor
                         Position: Legal Representative

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

        The Federal Government, through the Department of Communications
                                 And Transports

                              (illegible signature)
                          --------------------------------
                          By: Aaron Dychter Poltolarek
                      Position: Transports Deputy Secretary

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

                   Banco Nacional de Comercio Exterior, S.N.C.

                              (illegible signature)
                          --------------------------------
                            By: Carlos Flores Salinas
                         Position: Legal Representative

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

                            Aeroinvest, S.A. de C.V.

                              (illegible signature)
                          -----------------------------
                           By: Alonso Quintana Kawage
                         Position: Legal Representative

                           Empresas ICA, S.A. de C.V.

                              (illegible Signature)

                          -----------------------------
                         By: Jose Luis Guerrero Alvarez
                         Position: Legal Representative

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

                               Aeroports de Paris

                              (illegible signature)
                          ----------------------------
                               By: Nicolas Claude
                         Position: Legal Representative

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

               Servicios de Tecnologia Aeroportuaria, S.A. de C.V.

                             (illegible signature)
                          ----------------------------
                              By: Luis Zarate Rocha
                         Position: Legal Representative

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

Aeropuerto de Ciudad Juarez, S.A.
De C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Culiacan, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Acapulco, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Mazatlan, S.A.
De C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Reynosa, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Chihuahua, S.A.
de C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Chihuahua, S:A. de C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Durango, S.A.
De C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Monterrey, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Tampico, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Torreon, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Zacatecas, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de San Luis Potosi, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

Aeropuerto de Zihuatanejo, S.A. de
C.V.
  (illegible signature)
-------------------------
By: Ruben Lopez Barrera
Position: Legal Representative

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

             Servicios Aeroportuarios del Centro Norte, S.A. de C.V.

                              (illegible signature)
                            --------------------------
                             By: Ruben Lopez Barrera
                         Position: Legal Representative

                                [Signature Sheet]
Agreement for the Modification of the Participation Agreement Dated December 21st 2005

               Grupo Aeroportuario del Centro Norte, S.A. de C.V.

                              (illegible signature)
                            --------------------------
                             By: Ruben Lopez Barrera
                         Position: Legal Representative